FOR IMMEDIATE RELEASE

June 29, 2009

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Proposed Public Offering of Common Stock

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), the holding company of the 122-year-old IBERIABANK and IBERIABANK fsb, announced today that it has commenced an underwritten public offering of $140 million of its common stock. The underwriters will have a 30-day option to purchase up to an additional 15 percent of the offered amount of common stock from the Company, to cover over-allotments, if any. Goldman, Sachs & Co., and Keefe, Bruyette & Woods will serve as joint bookrunning lead managers, and Stifel Nicolaus & Company, Inc. will be a co-manager.

The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement previously filed with the Securities and Exchange Commission on Form S-3.

The Company intends to use the net proceeds from this offering to fund possible future acquisitions of other financial services businesses, general corporate purposes, working capital needs and investment in subsidiaries to support continued growth.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus, copies of which may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004 or by faxing (212) 902-9316, calling toll-free (866) 471-2526 or emailing Prospectus-ny@ny.email.gs.com or from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559.

IBERIABANK Corporation

IBERIABANK Corporation is a multi-bank financial holding company with 152 combined offices, including 90 bank branch offices in Louisiana, Arkansas, Alabama, and Tennessee, one loan production office in Texas, 26 title insurance offices in Arkansas and Louisiana, and mortgage representative offices in 35 locations in eight states. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.” On Monday, June 29, 2009, the Company’s common stock had a closing price of $40.68 and the market capitalization is approximately $657 million.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as our ability to execute our growth strategy, risks relating to the integration of acquired companies that have previously been operated separately, challenges posed by the current economic environment, disruptions in global financial markets, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, rapid changes in the financial services industry, exposure to intangible asset risk, and hurricanes and other adverse weather events. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov. All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.